EXHIBIT 12.3


Reckson Operating Partnership, L.P.
Ratios of Earnings to Combined Fixed Charges

         The following table sets forth the calculation of the Operating Partnership's consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):



============================ ==================== ========== ========== ================== ================= =========== ==========
                                 For the Period                          For the Period      For the Period
                                     from                                     from               from
                                January 1, 1998                           June 3, 1995      January 1, 1995
                                      To                                       to                to
Description                      June 30, 1998     1997       1996      December 31, 1995   June 2, 1995         1994        1993
---------------------------- -------------------- ---------- ---------- ------------------ ----------------- ----------- ----------

Interest                          $23,236          $23,936   $13,331         $5,331            $7,622          $17,426      $27,454

---------------------------- -------------------- ---------- ---------- ------------------ ----------------- ----------- ----------

Rent Expense                          634              952       830            434               176              375          771

---------------------------- -------------------- ---------- ---------- ------------------ ----------------- ----------- ----------

Amortization of Debt
 Issuance Costs                       757              797       525            400               195              564          489

---------------------------- -------------------- ---------- ---------- ------------------ ----------------- ----------- ----------

                                   24,627           25,685    14,686          6,165             7,993           18,365       28,714

---------------------------- -------------------- ---------- ---------- ------------------ ----------------- ----------- ----------

Income from Continuing
 Operations before Minority
 Interest and Fixed Charges       $54,678          $71,394   $39,781        $16,728            $8,187          $17,872      $18,609

---------------------------- -------------------- ---------- ---------- ------------------ ----------------- ----------- ----------

Ratio of Earnings to
 Fixed Charges                       2.22            2.78       2.71           2.71              1.02             0.97         0.65

---------------------------- -------------------- ---------- ---------- ------------------ ----------------- ----------- ----------

============================ ==================== ========== ========== ================== ================= =========== ==========